Exhibit 99.1
FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended
	June 30
	2016	2015
Cash provided (required) by operating activities:
Net income	$21.9	$256.1
Depreciation and amortization	123.8	111.2
Trade receivables, net and costs in excess of billings	128.7	143.1
Inventories, net	89.0	29.6
Accounts payable, trade	(114.8)	(99.6)
Advance payments and billings in excess of costs	(87.8)	(154.1)
Asset impairment charges	39.4	4.3
Other	(95.2)	(54.9)
Net cash provided by operating activities	105.0	235.7

Cash provided (required) by investing activities:
Capital expenditures	(67.0)	(161.2)
Investments in joint ventures	(24.4)	—
Proceeds from sale of Wireline	19.0	—
Other investing	2.6	8.6
Net cash required by investing activities	(69.8)	(152.6)

Cash provided (required) by financing activities:
Net increase (decrease) in debt	167.3	(17.5)
Purchase of stock held in treasury	(54.8)	(91.6)
Other financing	(10.7)	(20.2)
Net cash provided (required) by financing activities	101.8	(129.3)

Effect of changes in foreign exchange rates on cash and cash equivalents	21.8	(5.4)
Increase (decrease) in cash and cash equivalents	158.8	(51.6)
Cash and cash equivalents, beginning of period	916.2	638.8
Cash and cash equivalents, end of period	$1,075.0	$587.2